As filed with the Securities and Exchange Commission on January 25, 2002

Registration No. 333-51694

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTUIT INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0034661 (I.R.S. employer identification no.)

2535 Garcia Avenue
Mountain View, California 94043
(650) 944-6000
(Address of Principal Executive Offices)

Intuit Inc. 1993 Equity Incentive Plan
(Full title of the Plan)

Catherine L. Valentine
Vice President, General Counsel and Corporate Secretary
Intuit Inc.
2700 Coast Avenue
Mountain View, California 94043
(650) 944-6000
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Kenneth A. Linhares, Esq.
Fenwick & West LLP
Two Palo Alto Square
Palo Alto, California 94306
(650) 494-0600

A portion of the offering contemplated by this Registration Statement has terminated. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to deregister 1,900,000 of the shares originally registered by the Registration Statement that remained unsold as of the termination of the offering.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on January 25, 2002.

INTUIT INC

By:	/s/ Greg J. Santora

Greg J. Santora Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Stephen M. Bennett Stephen M. Bennett	President, Chief Executive Officer and Director	January 25, 2002

Principal Financial Officer and Principal Accounting Officer:

/s/ Greg J. Santora Greg J. Santora	Senior Vice President and Chief Financial Officer	January 25, 2002

Additional Directors:

/s/ William V. Campbell* William V. Campbell	Chairman of the Board of Directors	January 25, 2002

/s/ Scott D. Cook* Scott D. Cook	Chairman of the Executive Committee of the Board of Directors	January 25, 2002

/s/ Christopher W. Brody* Christopher W. Brody	Director	January 25, 2002

L. John Doerr	Director	January 25, 2002

/s/ Donna L. Dubinsky* Donna L. Dubinsky	Director	January 25, 2002

/s/ Michael R. Hallman* Michael R. Hallman	Director	January 25, 2002

Stratton D. Sclavos	Director	January 25, 2002

* By Greg J. Santora, Attorney-in Fact

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